UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS.

On May 11, 2016, Xylem Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). There were 157,895,671 shares of the Company’s common stock represented at the Annual Meeting in person or by proxy, constituting 88.31% of the Company’s outstanding common stock on March 14, 2016, the record date.

The final voting results for each item voted on at the Annual Meeting are set forth below:

1.	Proposal One: Election of Three Directors. The following nominees were elected to serve as directors of the Company for a one-year term:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Curtis J. Crawford, Ph.D.	142,694,488	2,035,503	336,329	12,829,351
Robert F. Friel	138,881,880	5,849,423	335,017	12,829,351
Surya N. Mohapatra, Ph.D.	142,315,158	2,404,360	346,802	12,829,351

2.	Proposal Two: Ratification of Appointment of the Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016:

FOR	AGAINST	ABSTENTIONS
156,116,076	1,387,291	392,304

3.	Proposal Three: Advisory Vote on Named Executive Compensation. Shareholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as described in the Company’s 2016 proxy statement.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
139,385,166	4,701,816	979,338	12,829,351

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: May 13, 2016	By:	/s/ Claudia Toussaint
Claudia Toussaint
Senior Vice President, General Counsel & Corporate Secretary